SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): September 4, 2007

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

440 Route 22, Bridgewater, New Jersey 08807 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (866) 322-2525

Not Applicable
(Former name or former address, if changed since
last report)

Item 1.01 Entry Into a Material Definitive Agreement

IDEA License Agreement and Warrants

On September 4, 2007, Alpharma Ireland Limited ("Alpharma Ireland"), a wholly owned subsidiary of Alpharma Inc., and IDEA AG ("IDEA "), a privately held biopharmaceutical company with headquarters in Munich, Germany, entered into an Exclusive License Agreement ("License Agreement") pursuant to which Alpharma Ireland will obtain exclusive U.S. license and distribution rights from IDEA to market ketoprofen in Transfersome® gel, a prescription topical NSAID (non-steroidal anti-inflammatory drug). Transfersome® gel is IDEA's proprietary technology platform for delivering drugs to targeted areas through the skin barrier.

The financial terms of the License Agreement include:

  A $60 million license fee payment to be made by Alpharma Ireland to IDEA upon the effectiveness of the transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements of 1976 (the "HSR Act"), as amended;

  Three development and regulatory progress milestone payments totaling $77 million that could be achieved and paid by Alpharma Ireland to IDEA in 2007 or in 2008;

  An additional milestone payment of either $45 or $65 million, depending upon the results of one of the clinical trials for the licensed product, is payable by Alpharma Ireland to IDEA upon U.S. product approval;

  Alpharma Inc. will, upon the effectiveness of the transaction, issue to IDEA two warrants (the "Warrants") for the purchase of shares of Alpharma Inc.'s Class A Common Stock ("Common Stock"), the terms of which are described below;

  IDEA will pay the costs of specified studies, including two Phase 3 clinical trials, planned to obtain U.S. product approval;

  Alpharma Ireland is obligated to make certain market development expenditures prior to U.S. product approval and, during the 50 months commencing two months prior to commercial launch of the licensed product in the U.S., substantial sales, marketing and medical education expenditures;

  Alpharma Ireland would owe an additional amount if it uses certain data from one of the Phase 3 clinical trials for specified promotional purposes; and

  Alpharma Ireland will pay IDEA specified royalties on net product sales.

Alpharma Ireland has also agreed in certain circumstances to lend IDEA up to $20 million in respect of development expenditures by IDEA for the licensed product. Alpharma Inc. has guaranteed Alpharma Ireland's payment obligations under the License Agreement.

In addition, Alpharma expects approximately $5 million in transaction related costs to be incurred during the third and fourth quarters of 2007.

The License Agreement expires upon the later of the expiration of all U.S. patent rights licensed by IDEA to Alpharma Ireland or 2029. Alpharma Ireland has the right to terminate the License Agreement for convenience upon 90 days prior written notice to IDEA prior to Alpharma's commercial launch of the licensed product in the U.S. Each party may terminate the License Agreement if clearance under the HSR Act is not obtained within 90 days after the parties make their HSR Act filings and each party has the right to terminate the License Agreement for material breach by the other party, if such breach is not cured within 90 days after notice of such breach by the non-breaching party to the breaching party. In addition, IDEA may terminate the License Agreement if specified milestone payments are not made by Alpharma Ireland within specified timeframes or if Alpharma Ireland or any of its affiliates challenge the validity or enforceability of the patent rights licensed by IDEA to Alpharma Ireland.

Neither of the two Warrants is exercisable unless the FDA approves a New Drug Application with respect to the licensed product. The exercise price of and number of shares subject to the first Warrant (the "Phase 3 Milestone Warrant"), are based on the trading price of the Common Stock during a period preceding Alpharma Ireland's public announcement of successful completion of either of two specified Phase 3 clinical trials of the licensed product. The exercise price and number of shares subject to the second Warrant (the "Approval Warrant"), are based on the trading price of the Common Stock during a period following FDA approval of a New Drug Application with respect to the licensed product.

If the Phase 3 Milestone Warrant becomes exercisable, it will have an exercise price per share equal to 150% of the average closing price of the Common Stock during the 30 trading days preceding Alpharma's public announcement of successful completion of either of two specified Phase 3 trials of the licensed product, subject to a minimum exercise price per share of $22.50. The Phase 3 Milestone Warrant will allow the holder to purchase a number of shares of Common Stock equal to $50,000,000 divided by the exercise price of the Warrant, subject to a maximum of 2,222,223 shares.

If the Approval Warrant becomes exercisable, it will have an exercise price per share equal to 125% of the average closing price of the Common Stock during the 30 trading days following FDA approval of a New Drug Application with respect to the licensed product, subject to a minimum exercise price per share of $18.75. The Approval Warrant will allow the holder to purchase a number of shares of Common Stock equal to $50,000,000 divided by the exercise price of the Warrant, subject to a maximum of 2,666,667 shares.

Alpharma Inc. must notify the holder of each Warrant of the exercise price of and number of shares subject to the Warrant within 20 business days after determination of those amounts. If the exercise price of either Warrant is limited by the minimum exercise price described above, then the holder of the Warrant has the right, during a 20 business day period following receipt of this notice from Alpharma Inc., to "put" the Warrant to Alpharma Inc., by requiring Alpharma Inc. to repurchase the Warrant for $12,500,000, but the repurchase will not be affected before the FDA approves a New Drug Application with respect to the licensed product.

In the event of a merger, recapitalization or similar transaction occurring before the date on which the exercise price and number of shares subject to the Warrants is determined, the exercise price and number of shares subject to the Warrants will be determined based on the historical trading price of Alpharma Inc. during the 30 trading days preceding public announcement of that transaction.

Alpharma Inc. has also agreed to enter into a registration rights agreement with IDEA at the effectiveness of the transaction. The registration rights agreement requires Alpharma Inc. to file a registration statement with the Securities and Exchange Commission covering the resale by the holders of the Warrants of the shares of Common Stock issuable upon exercise of the Warrants. Alpharma Inc. is required to file this registration statement within 10 days following the date on which the FDA approves a New Drug Application with respect to the licensed product, unless the shares issuable upon exercise of the Warrants can at that time be sold without registration and without volume limitation under the Securities Act of 1933 (assuming for this purpose that the shares were acquired pursuant to the "cashless exercise" feature in the Warrants).

In connection with the License Agreement, Alpharma Inc. amended its Amended and Restated Loan and Security Agreement, between Alpharma Inc. and certain of its wholly-owned subsidiaries and Bank of America, N.A., as agent for the lenders thereunder, to permit certain of the transactions contemplated under the License Agreement.

Copies of the agreements referenced in this Item 1.01 will be filed with the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2007 and this description is subject in all respects to the actual terms of the Agreements.

Forward-Looking Statements

Statements made in this Form 8-K include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to future financial expectations, involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on important potential risks and uncertainties affecting those forward-looking statements may be found in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2006.

Item 3.02 Unregistered Sale of Equity Securities.

The information provided in Item 1.01 regarding the issuance of the Warrants is hereby incorporated by reference. The Warrants were exempt from the registration requirements of the Securities Act of 1933 under Section 4(2) thereof based upon, among other things, the identity and sophistication of IDEA (including its representation to Alpharma Inc. that it is an "accredited investor" as defined in Regulation D under the Securities Act of 1933), the basis on which the Warrants were offered and are to be issued to IDEA, and the restrictions on transferability included in the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Thomas J. Spellman III
Thomas J. Spellman III Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: September 10, 2007